                                                                   EXHIBIT 10.30




                         LEASE OF COMMERCIAL PROPERTY


PARISH OF TANGIPAHOA

STATE OF LOUISIANA

        Personally came and appeared before me

        CHARLES BRISTER hereinafter referred to sometimes as "LESSOR" hereby leases to

        BRISTER'S THUNDER KARTS, INC., represented by the duly authorized undersigned, hereinafter referred to sometimes as "LESSEE".

        By this instrument, its terms and conditions, lessor(s) does lease to lessee(s) the following described property:

        3.41 acres of land in the Town of Roseland, Tangipahoa Parish, Louisiana, and being all of Ten (10) acres Lot 5 lying E. of U.S. Highway 51 and the Southern portion of Lot 4 lying East of U.S. Highway 51, described as follows:

       From the NE corner of said Lot 4, Roseland Colony measure South 0 deg. 50 min. E., along Western right of way of I.C.R.R. 651.2 feet to NE corner of said 4.41 acres and point of beginning of this survey, thence South 89 deg. 10 min. W. 427.8 feet to eastern right of way line of U.S. Highway 51, thence with said right of way South 33 deg. 48 min. E. at
       90.3 feet, a concrete right of way marker at 396.0 feet, another concrete marker and beginning of curve, thence South 30 deg. E. 100 feet, South 27 deg. 45 min. E. 100 feet, South 24 deg. 15 min. E. 100 feet, and South 20 deg. E. 70.6 feet to South line of Lot 5; thence North 0 deg. 50 min. W. along said Western right of way of I.C.R.R.
       668.9 feet to point of beginning all as per survey of O.C. Hollister, Surveyor, dated June 25, 1959, with all improvements and equipment.

SECTION ONE - TERM

        This lease is for the period of time from 1 October, 1995 until 31 December, 1996, with option for an additional year, beginning 1 January, 1997. The consideration of the primary term will be for $6,025.00 per month, payable beginning 1 October, 1995, and on the same day of each month thereafter for the term of this lease. The consideration and other terms of the option period are to be negotiated.

        This lease is not assignable, transferable, or subleaseable in whole and/or in part.

        The net rental hereinabove fixed for the respective periods above mentioned means that in addition to the said amounts of actual rental, the Lessee will pay all taxes levied by the State and all political sub-division on the leased property for the period covered by this lease, and will pay all insurance and premiums of such policies of fire, tornado, and rental insurance as the Lessor may desire carried against the leased property during the period covered by this lease.

        The taxes and insurance premiums herein provided to be paid by Lessee are a part of the rent for the leased premises, and, should the Lessee fail to pay promptly and punctually any of said taxes or insurance premiums, the Lessor may, but need not, pay same and recover repayment thereof at once from the Lessee with interest at the rate of eight per cent (8%) per annum from date of payment.

        Lessee shall obtain fire and hazard insurance upon the leased property during the term of the lease, naming Lessor as loss payee. This shall be with an insurance company with a rating of acceptable solvency licensed to do business in Louisiana.

        Lessee shall comply in every respect at Lessee's own expense, with the rules and regulations of the Louisiana Fire Prevention Bureau, or those of any similar bureau or association in existence at the time.


SECTION TWO - USE OF PREMISES LEASED

        The premises leased shall be for the purpose of operation of a Go-Kart Manufacturer, yard tools, pressure washers, and the like, and necessary and usually activities pursuant thereto.

        The Lessee shall not be able to grant right-of-ways, servitude, or easements of any kind, type, or nature.

        The constructions made by the Lessee shall be done so only with prior written permission of the lessor and shall remain the property of the lessor without prior consent.

        Lessor shall have the right to inspect premises at any reasonable time.


SECTION THREE - UPKEEP OF PREMISES LEASED

        The premises shall be maintained, mowed, and kept in orderly condition and fashion by the Lessee at the cost of the Lessee.

        At the cost and expense of the Lessee, the Lessee shall comply with all sanitary laws, ordinances, rules, and orders from the board of health, and rules and orders from other state, parish, and municipal authorities, complying with the rules and regulations of local boards and other organizations of the ______ underwriters of similar authorities.

        Lessee assumes the maintenance of the plumbing, including fixtures, outlets, and drains, and the protection and repair of same, even when injured by freeze.

        Lessee will make all necessary repairs, including, repairs to the roof and flooring, to keep the leased property in as good order as it now is; ordinary wear and tear accepted, and is also to keep all toils in repair to conform with good sanitary conditions. The Lessee does not have the right to sublet any part of the leased premises without the written consent of the Lessor.

        LESSOR will not be responsible for damage caused by leaks in the roof, by bursting of pipes by freezing or otherwise, or by any vices or defects of the leased property, or the consequences thereof, except in the case of positive neglect or failure to take action toward the remedying of such defects within reasonable time after having written notice from Lessee of such defects and the damage caused thereby. Should Lessee fail to promptly notify Lessor, in writing, or any such defects, Lessee will become responsible for any damage resulting to Lessor or other parties.

        The said premises and appurtenances, including locks, keys, and lighting, heating, plumbing systems, and fixtures and attachments, are delivered in good order and Lessee is obligated to keep all of the same in like good order during the term of this lease; to keep in repair all plumbing, even when injured by freezing; to keep the chimneys, drains, and plumbing cleaned and to deliver them at the expiration of this lease in said condition; to pay all bills for water, light, and similar charges; to comply with all laws and ordinances of the State, City, Board of health, and other public bodies, now in force or which may hereafter be enacted of whatever character, at Lessee's own expense; and to notify Lessor or agent, in writing, any time the leased premises will be unoccupied, so that necessary vacancy permits may be obtained from Lessor's insurance companies, and upon Lessee's failure to do so, Lessor may take such steps as Lessor thinks necessary for Lessor's protection, including retaking possession of the premises without relieving or impairing Lessee's liability.

        No repair shall be due Lessee except such as may be rendered necessary by fire or other casualty, nor occasioned by fault or negligence of Lessee. Lessor will not be responsible for damages of any sort of any persons or property, however occasioned; and Lessee shall hold Lessor harmless from any claims by or liability to third persons however arising, including or sidewalks adjoining premises. Lessor shall at all time shave the right to enter the premises for the purpose of inspection and making such, if any, repairs as Lessor may be bound for or elect to make.

        The description in whole or in part of the leased premises by fire or other casualty will not violate this lease. If the premises cannot be repaired or rebuilt within 30 days, the lease shall be terminated. If repair or rebuilding within this time is possible, during the time of said repair or rebuilding, lease rentals shall be suspended, and the lease shall be extended an equal period of time, not to exceed 30 days.

        The care, maintenance, and repairs of elevators, machinery, glass, or plate glass are assumed by Lessee, together with all liability or claims for damages.

        Lessee is obligated not to display in, on, or about the leased premises any sign or decoration, the nature of which, in the judgment of Lessor is dangerous, unsightly, or detrimental to the property.

SECTION FOUR - SURRENDER OF PREMISES

        In the event that the lessee fails to abide by and of the terms and/or conditions herewith, and/or any/all amendments hereto, same failure shall be grounds for termination of the lease, and shall render the lessee liable for all court costs, attorney's fees, and other proper and necessary charges, fees, and costs as a result of said failure.

        If the lease is terminated, lapsed, or for whatever reason lessee fails to abide by this lease and its terms, lessee shall immediately surrender possession and if he fails to do so, he must pay liquidated damages of 5 times the daily rent, and attorney's fees, court costs, and all other costs, fees, and charges, necessary and proper thereto. He waives notice to vacate, does herein confess his judgment, allowing lessor to be placed in possession at once. If, for whatever reason, lessor allows lessee to remain in leased premises after the expiration lapse, or termination of the lease, this shall not be considered a reconduction of the lease.

        Lessee is bound not to transfer this lease in whole or in part, without the written consent of Lessor; at the end of this lease to return, by actual delivery of the keys, without further notice, possession of the said premises and appurtenances, broom-cleaned and free from any trash whatsoever, delivered in like good order as received, with the usual decay, wear, and tear being accepted only. Lessee is to replace any and all broken glass, and to remove any and all signs painted or placed in or upon the leased premises before leaving.

        Lessee is obligated not to make any additions or alterations whatsoever, to the premises without written permission. All additions, alterations, improvements made by lessee with or without consent of lessor, no matter how attached (except moveable trade fixtures), must remain the property of the Lessor, unless otherwise stipulated herein. Lessee however, expressly waiving all right to compensation therefore. The lessor, at his option, may require the building to be replaced in its original condition.


SECTION FIVE - VACATING PREMISES

        If the leased premises become vacated or abandoned by the lessee for whatever type of reason because of his ejectment, or if the lessee removes personal property or goods from the lease premises to the prejudices of the lessor's lien, than the rent for the unexpired term shall become due along with the attorney's fees, court costs, and other fees, costs, and charges pertinent thereto, and the lessee shall have option to cancel the lease or to reenter and relet the premises to other parties for such price and terms as he may obtain and apply the net amount realized to the prepayment of the rent due and owing by the lessee herein.


SECTION SIX - MISCELLANEOUS

        Failure of LESSEE to property pay rent, bills, when promptly due at maturity, as stipulated, or any other violation of any of the terms and conditions of this lease, failure to comply with any of the obligations as listed herein, or should voluntary or involuntary bankruptcy proceedings be instituted by, or against LESSEE, or should LESSEE fail in business or become insolvent or make assignment for benefit of creditors, when any of said events shall ipso facto, and without need of formally putting in default, cause all remaining installments to become immediately due and payable, and, at the option of the LESSOR, authorize the cancellation of this lease for the remainder of the unexpired term, and allow LESSOR to recover all actual damages suffered by LESSOR by reason of the cancellation. In this event, LESSOR shall be entitled to take immediate possession of said premises. Lessee hereby assenting thereto and expressly waiving the legal notice to vacate the premises.

        The attempted seizure of the leasehold by creditors of Lessee, by Writ of ____, attachment, or other, shall void the Lease immediately, at the option of the Lessor.

        In the event of default by Lessee in any obligation or condition hereof, Lessor is hereby irrevocably authorized to sell at public or private sale, without recourse to judicial proceedings and with or without demand, notice, advertisement, or putting Lessee in default, any or all of the contents of the leased premises, upon which Lessor has a lien, and Lessor may purchase same at the fair value thereof; in the event of any such sale, the proceeds thereof, after the payment of all costs, fees, charges, and expenses of every kind, shall be applied to the satisfaction of all amounts due Lessor and the balance shall along be paid to Lessee.

        Failure to strictly and promptly enforce these conditions shall not operate as a waiver of Lessors' right, Lessor expressly reserving the right to always enforce prompt payment of rent, or to cancel this lease, regardless of any indulgences or extensions previously granted. Failure to comply with any condition or obligation of this lease will make Lessee liable for any loss or damage sustained by Lessor.

        Should Lessee at any time use the leased premises or any portion thereof for any illegal or unlawful purpose, or commit, or permit or tolerate the commission therein of any act made punishable by fine or imprisonment under the laws of the United States or the State of Louisiana, or any ordinance of this City or Parish, the remedies set forth in the preceding paragraph shall be available to Lessor immediately without necessity of giving any notice to Lessee.


        At the expiration of this lease, or its termination for other causes, Lessee is obligated to immediately surrender possession, and should Lessee fail to do so, he consents to pay as liquidated damages five times the rent per day, with attorney's fees, costs, etc. Lessee also expressly waives any notice to vacate at the expiration of this lease and all legal delays, and hereby confesses judgment with costs, placing Lessor in possession to be executed at once. Should Lessor allow or permit Lessee to remain in the leased premises after the expiration of this lease, this shall not be construed as a re-conduction of this lease.


        No auction sales, etc., shall be conducted on the premises without the written consent of Lessor.

        Should any claim in favor of Lessor upon this lease be placed in the hands of an agent or attorney to give special attention to the enforcement of such claim, Lessee shall in order to protect Lessor fully against all expenses, pay as fees and compensation to such agent or attorney additional sum of ten percent (10%) of the amount due on such claim, provided that amount be over $1,000.00, and twenty percent (20%) if that amount be $1,000.00 or under, together with all costs, charges, and expenses.

        Lessor hereby reserves the right to post and to keep posted on the property, card, "For Sale" or "Auction Sale", during the term of this lease, and cords, "For Rent", during the ninety days preceding the expiration of this lease, and Lessee hereby consents to allow the premises to be inspected on an order from Lessor or agent. In the event that Lessee is absent from the City, at any time during the last mentioned period, keys to the premises will be left with some representative of Lessee in order that the property may be shown, and Lessor or agent will be advised in writing where the keys may be obtained.

        Failure to comply with these conditions and/or obligations of this lease, will allow Lessor to obtain access to the premises so that the property may be shown in any manner and fashion at Lessor's discretion.

        This instrument shall constitute all of the agreements and obligations of the parties hereto; any amendments hereto shall be reduced to writing to be valid an binding between the parties.


WITNESSES:

/s/ [ILLEGIBLE]                               /s/ CHARLES BRISTER
--------------------------------              --------------------------------
                                              CHARLES BRISTER, LESSOR

/s/ BRENDA RUSSELL                            /s/ BRISTER THUNDER KARTS BY
--------------------------------                  CHARLES BRISTER
                                              --------------------------------
                                              BRISTER'S THUNDER KARTS, INC.
                                              by CHARLES BRISTER, PRESIDENT,
                                              LESSEE



        SWORN TO AND SUBSCRIBED BEFORE ME THIS 27th day of SEPTEMBER, 1995.


                                        /s/ JODY D. THOMPSON
                                        -------------------------------
                                                 NOTARY PUBLIC

                      AMENDED LEASE OF COMMERCIAL PROPERTY


PARISH OF TANGIPAHOA
STATE OF LOUISIANA


        Personally came and appeared before me

        CHARLES BRISTER hereinafter referred to sometimes as "LESSOR", and

        BRISTER'S THUNDER KARTS, INC., represented by the duly authorized undersigned, hereinafter referred to sometimes as "LESSEE".

        The parties refer to certain instruments entitled "LEASE OF COMMERCIAL PROPERTY", and "MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS OF BRISTER'S THUNDER KARTS, INC.", and "NOTICE OF LEASE", executed by the parties on 27 SEPTEMBER, 1995, the latter having been filed OCTOBER 10, 1995, AT COB 803 PAGE 258, INSTRUMENT #477439, TANGIPAHOA PARISH, CLERK OF COURT.

        The parties wish to amend the documents, but only insofar as the following regarding the property description. The property described in the Lease of Commercial Property being leased to the lessee was described as follows:

        3.41 acres of land in the Town of Roseland, Tangipahoa Parish, Louisiana, and being all of Ten (10) acres Lot 5 lying E. of U.S. Highway 51 and the Southern portion of Lot 4 lying East of U.S. Highway 51, described as follows:

        From the NE corder of said Lot 4, Roseland Colony measure South 0 deg. 50 min. E., along Western right of way of I.C.R.R. 651.2 feet to NE corner of said 4.41 acres and point of beginning of this survey, thence South 89 deg. 10 min. W. 427.8 feet to eastern right of way line of U.S. Highway 51, thence with said right of way south 33 deg. 48 min, E. at 90.3 feet, and concrete right of way marker at 396.0 feet, another concrete marker and beginning of curve, thence South 30 deg. E. 100 feet, south 27 deg. 34 min. E. 100 feet, South 24 deg. 15 min. E. 100 feet, and South 20 deg. E. 70.6 feet to South line of Lot 5;
        thence North 0 deg. 50 min. E. along said Western right of way of I.C.R.R. 668.9 feet to point of beginning all as part survey of O.C. Hollister, Surveyor, dated June 25, 1959, with all improvements and equipment.

        The parties wish to amend the property description being leased to said Lessee from said Lessor, so that it now reads as follows:

        1. 3.41 acres of land in the Town of Roseland, Tangipahoa Parish, Louisiana, and being all of Ten (10) acres Lot 5 lying E. of U.S. Highway 51 and the Southern portion of Lot 4 lying East of U.S. Highway 51, described as follows:

        From the NE corner of said Lot 4, Roseland Colony measure South 0 deg. 50 min. E., along Western right of way of I.C.R.R. 651.2 feet to NE corner of said 4.41 acres and point of beginning of this survey, thence South 89 deg. 10 min. W. 427.8 feet to eastern right of way line of U.S. Highway 51, thence with said right of way South 33 deg. 48 min.
        E. at 90.3 feet, a concrete right of way marker at 396.0 feet, another concrete marker and beginning of curve, thence South 30 deg. E. 100 feet, South 27 deg. 45 min. E. 100 feet, South 24 deg. 15 min. E. 100 feet, and South 20 deg. E. 70.6 feet to South line of Lot 5;
        thence North 0 deg. 50 min. W. along said Western right of way of I.C.R.R. 668.9 feet to point of beginning all as per survey of O.C. Hollister, Surveyor, dated June 26, 1959, with all improvements and equipment.

        2. A certain piece or parcel of land in the Town of Roseland, Louisiana, containing 2.50 acres, more or less, and being more particularly described as follow, to-wit:

        12 acres of land, more or less, being all of Lots 4 and 5 of the Town of Roseland, lying East of Highway 51;

        LESS and EXCEPT A tract containing 6 acres, more or less, sold by vendor to Wade Garnier by Deed recorded in COB 220 page 541, and

        LESS AND EXCEPT a 3.41 acre tract sold by vendor to Hood Enterprises, Inc., by deed recorded in COB 239 page 528; being a tract of land bounded now or formerly to the East by I.C.R.R., West by the East line of U.S. Highway 51, and South by Hood Enterprises, Inc., together with all the buildings and improvements thereon.

        Subject to lifetime usufruct of all of the highway frontage by a depth of 140 feet parallel lines, except the South 25 feet fronting on Highway 51, reserved by Joseph H. Brister. An Act of Revocation of Usufruct was signed by said parties, revoking said usufruct on the 15th day of May, 1986, same filed in the records of the Clerk of Court, Tangipahoa Parish, at COB 0628 page 788, Instrument #0358904, 16 May, 1986.

        The parties wish to amend the property description being leased to said Lessee from said Lessor, so that it now reads as follows:

        1. 3.41 acres of land in the Town of Roseland, Tangipahoa Parish, Louisiana, and being all of Ten (10) acres Lot 5 lying E. of U.S. Highway 51 and the Southern portion of Lot 4 lying East of U.S. Highway 51, described as follows:

        From the NE corner of said Lot 4, Roseland Colony measure South 0 deg. 50 min. E., along Western right of way of I.C.R.R. 651.2 feet to NE corner of said 4.41 acres and point of beginning of this survey, thence South 89 deg. 10 min. W. 427.8 feet to eastern right of way line of U.S. Highway 51, thence with said right of way South 33 deg. 48 min.
        E. at 90.3 feet, a concrete right of way marker at 396.0 feet, another concrete marker and beginning of curve, thence South 30 deg. E. 100 feet, South 27 deg. 45 min. E. 100 feet, south 24 deg. 15 min. E. 100 feet, and south 20 deg. E. 70.6 feet South line of Lot 5;
        thence North 0 deg. 50 min. W. along said Western right of way of I.C.R.R. 668.9 feet to point of beginning all as per survey of O.C. Hollister, Surveyor, dated June 25, 1959, with all improvements and equipment.

        2. A certain piece or parcel of land in the Town of Roseland, Louisiana, containing 2.50 acres, more or less, and being more particularly described as follows: to -wit:

        12 acres of land, more or less, being all of Lots 4 and 5 of the Town of Roseland, lying East of Highway 51;

        LESS AND EXCEPT A tract containing 6 acres, more or less, sold by vendor to Wade Garnier by Deed recorded in COB 220 page 541, and

        LESS AND EXCEPT a 3.41 acre tract sold by vendor to Hood Enterprises, Inc., by deed recorded in COB 239 page 528; being a tract of land bounded now or formerly to the East by I.C.R.R., West by the East line of U.S. Highway 51, and South by Hood Enterprises, Inc., together with all the buildings and improvements thereon.

        Subject to lifetime usufruct of all of the highway frontage by a depth of 140 feet parallel lines, except the South 25 feet fronting on
        Highway 51, reserved by Joseph M. Brister.   An Act of Revocation of
        Usufruct was signed by said parties, revoking said usufruct on the 15th day of May, 1986, same filed in the records of the Clerk of Court, Tangipahoa Parish, at COB 0628 page 788, Instrument #0358904, 16 May, 1986.

        In all other respects in the Lease, notice of Lease Minutes of the Meeting of the Board of Directors of Brister's Thunder Karts, Inc., and other, are confirmed herewith, though not recited herein.


        IN WITNESS WHEREOF, I have affixed my name in the presence of the two undersigned witnesses, and notary public.

        SWORN TO AND SUBSCRIBED BEFORE ME this 30th day of NOVEMBER, 1995.



WITNESSES:

/s/ [ILLEGIBLE]                               /s/ CHARLES BRISTER
--------------------------------              --------------------------------
                                              CHARLES BRISTER, LESSOR

/s/ BRAD ROBERTS                              /s/ BRISTER'S THUNDER KARTS BY
--------------------------------                  CHARLES BRISTER
                                              --------------------------------
                                              BRISTER'S THUNDER KARTS, INC.
                                              by CHARLES BRISTER, PRESIDENT,
                                              LESSEE




                         [ILLEGIBLE]
                       --------------------------------
                                NOTARY PUBLIC

                               FIRST AMENDMENT TO
                          LEASE OF COMMERCIAL PROPERTY


PARISH OF TANGIPAHOA     )
                         ) ss.
STATE OF LOUISIANA       )

         Personally came and appeared before me CHARLES BRISTER, hereinafter referred to as "Lessor" and BRISTER'S THUNDER KARTS, INC., represented by the duly authorized undersigned, hereinafter referred to sometimes as "Lessee."

                                    RECITALS

         1. Lessor and Lessee executed a Lease of Commercial property dated September 27, 1995 and an Amended Lease of Commercial Property dated November 28, 1995 amending the property description in the September 27, 1995 lease (the September 27, 1995 lease and the November 28, 1995 amended lease are jointly referred to as the "Lease Agreement").

         2. Lessor and Lessee desire to modify the Lease Agreement as hereinafter provided.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. The first and second paragraphs of Section One of the Lease Agreement are hereby deleted in their entirety and the following is substituted in lieu thereof:

         "SECTION ONE - TERM.

                 This Lease is for the period of time from 1 October, 1995 through 15 March, 1998 ("Primary Term"). Lessee shall have the right and option to extend the term of the Lease for an additional two (2) year period ("Extended Term"), commencing 15 March, 1998, by so notifying Lessor on or before the expiration of the Primary Term. The rent payable during the Primary Term of the Lease Agreement shall be Six Thousand Twenty-Five Dollars ($6,025.00) per month, payable beginning 1 October, 1995, and on the same day of each succeeding month thereafter for the term of the Lease. During the Extended Term, if any, the rent shall be adjusted annually at the commencement of the Extended Term and on the anniversary date thereof, in accordance with the Consumer Price Index in the appropriate jurisdiction. Other conditions of the Extended Term are to be negotiated by Lessor and Lessee.

                 Lessee has the unrestricted right to assign the whole or any part of the Lease Agreement or to sublease the whole or any part of the leased premises to any associated or affiliated corporation or entity a majority of whose stock or interest is owned by Lessee or Lessee's parent company or to any corporation or entity acquiring a majority of the stock or assets of Lessee or Lessee's parent company. Lessee has the unrestricted right to assign the whole or any part of the Lease Agreement or to sublease the whole or any part of the leased premises so long as






FIRST AMENDMENT TO LEASE OF COMMERCIAL PROPERTY - PAGE 1 the assignee assumes all of Lessee's obligations under the Lease Agreement and the assignee is a good financial risk to the Landlord."

         2. All references to the provision of insurance in paragraphs three, four and five of Section One are hereby deleted in their entirety, and the following shall be substituted as the last sentence of paragraph 3 in lieu thereof:

         "Lessor and Lessee shall mutually agree as to the insurance to be carried against the leased property, and Lessee shall be responsible for the payment of the premiums assessed thereunder, if any."

         3. The first paragraph of Section Two of the Lease Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "SECTION TWO - USE OF PREMISES LEASED.

                 This premises leased shall be for the purpose of any commercially reasonable business which is operating in compliance with applicable law."

         4. Section Four of the Lease Agreement is hereby amended by deleting the last sentence thereof.

         5. The following shall be inserted in the Lease Agreement as Section Six, and existing Section Six shall become Section Seven:

         "During the term of the Lease Agreement, including any extensions, Lessee shall have a right of first refusal ("Right of First Refusal") to purchase the premises on the same terms and conditions that Lessor is prepared to accept from any third party. When Lessor receives a third party offer to purchase the premises, which Lessor desires to accept, Lessor shall promptly deliver the same, in writing, to Lessee, and Lessee shall thereafter have ten (10) days in which to accept or reject such offer in writing. If Lessee rejects such offer or fails to accept the same in writing within such time, then Lessor shall be free to sell the premises to such third party on the same terms and conditions offered to Lessee in the foregoing manner. If Lessor does not consummate a sale of the premises to such third party, the Right of First Refusal shall apply to any future sale, and Lessor shall be required to submit any future offer to Lessee in the foregoing manner."

         6. Renumbered Section Seven of the Lease Agreement is hereby amended by deleting the phrase "when promptly due at maturity," appearing in the first and second lines, and substituting in lieu thereof the following:

         "within ten (10) days following the due date."

         7. Except as amended hereby, the Lease Agreement shall remain in full force and effect as currently written.





FIRST AMENDMENT TO LEASE OF COMMERCIAL PROPERTY - PAGE 2

WITNESSES:



                                       /s/ CHARLES BRISTER
-------------------------------        --------------------------------------
                                       Charles Brister, Lessor



                                       BRISTER'S THUNDER KARTS, INC.
-------------------------------



                                       By: /s/ V. LYNN GRAYBILL
                                          -----------------------------------
                                       Title:                          , Lessee
                                             --------------------------



STATE OF TEXAS            )
                          ) ss.
COUNTY OF DALLAS          )


         SUBSCRIBED AND SWORN TO before me, the undersigned Notary Public, on this day on this ________ day of March, 1996.




                                       --------------------------------------
                                       NOTARY PUBLIC, State of Texas





FIRST AMENDMENT TO LEASE OF COMMERCIAL PROPERTY - PAGE 3